As filed with the Securities and Exchange Commission on August 5, 2010
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PAPA JOHN’S INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa John’s Boulevard
Louisville, Kentucky  40299
(502) 261-7272
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)
____________________________

Papa John’s International, Inc.
401 (k) Plan
(Full title of the Plan)
____________________________

J. David Flanery
Senior Vice President, Chief Financial Officer and Treasurer
Papa John’s International, Inc.
2002 Papa John’s Boulevard
Louisville, Kentucky  40299
(502) 261-7272

(Name, address and telephone number of agent for service)
____________________________

Copies to:
Alan L. Dye, Esq.
John B. Beckman, Esq.
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	100,000 shares	$25.28	$2,528,000	$180.25

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares that may become issuable under the plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2)
Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of $25.28 per share, which was the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on August 2,  2010.

_________________________

EXPLANATORY NOTE

This Registration Statement is being filed to register 100,000 additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Papa John’s International, Inc. (the “Company”) which have been reserved for issuance under the Papa John’s International, Inc. 401 (k) Plan, as amended and restated (the “Plan”). All of the additional shares of Common Stock being registered hereunder will be issued out of treasury or will be acquired in the open market by the Plan administrator, and therefore, pursuant to Item 8 of Form S-8, an opinion of counsel regarding the legality of the securities being registered hereunder is not required as the securities are not original issue.

Two hundred thousand (200,000) shares (as adjusted for a two-for-one stock split in January 2006) of Common Stock were previously registered on a Registration Statement on Form S-8 (Registration No. 333-48999, filed on March 31, 1998) (the “Initial Form S-8”).  In addition, the Initial Form S-8 covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Initial Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the contents of the Initial Form S-8 are hereby incorporated into this Registration Statement by reference.

Item 8.   Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate. Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1995 is incorporated herein by reference.

4.2	Amended and Restated Certificate of Incorporation. Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 33-61366) is incorporated herein by reference.

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation. Exhibit 3 to our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997, is incorporated herein by reference.

4.4	Restated By-Laws. Exhibit 3.1 to our report on Form 8-K dated December 5, 2007 is incorporated herein by reference.

23	Consent of Ernst & Young LLP, independent registered public accountants.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

_______________________

Item 9.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on July 29, 2010.

Papa John’s International, Inc.
(Registrant)

By:	/s/ J. David Flanery
J. David Flanery
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. David Flanery and Clara M. Passafiume his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of July 29, 2010 by the following persons in the capacities indicated.

Signature	Title

/s/ John H. Schnatter	Founder, Chairman of the Board, Co-Chief Executive Officer and Director
John H. Schnatter
(Principal Executive Officer)

/s/ J. Jude Thompson	President and Co-Chief Executive Officer and Director (Principal Executive Officer)
J. Jude Thompson

/s/ Norborne P. Cole, Jr.	Director
Norborne P. Cole, Jr.

/s/ Philip Guarascio	Director
Philip Guarascio

/s/ Olivia F. Kirtley	Director
Olivia F. Kirtley

/s/ Wade S. Oney	Director
Wade S. Oney

/s/ Alexander W. Smith	Director
Alexander W. Smith

/s/ William M. Street	Director
William M. Street

/s/ J. David Flanery	Senior Vice President, Chief Financial Officer
J. David Flanery	and Treasurer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate. Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1995 is incorporated herein by reference.

4.2	Amended and Restated Certificate of Incorporation. Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 33-61366) is incorporated herein by reference.

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation. Exhibit 3 to our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997, is incorporated herein by reference.

4.4	Restated By-Laws. Exhibit 3.1 to our report on Form 8-K dated December 5, 2007 is incorporated herein by reference.

23	Consent of Ernst & Young LLP, independent registered public accountants.*

24.1	Power of Attorney (included in the signature page to this Registration Statement).

______________________
*   Filed herewith.